Exhibit 99.1

CORRECTING and REPLACING RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED March 31, 2016

BELLEVUE, WA  May 16, 2016 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, is correcting a typographical error in its earnings press release for the three and nine months ended March 31, 2016. The earlier press release included an error in calculating adjusted net income which has been updated to include add backs of approximately $1.9 million in acquisition related costs, $2.1 million in non-recurring legal costs and $0.3 million in amortization of loan fees. Accordingly, the Company’s outlook for the fiscal year ended June 30, 2016 has been updated to reflect adjusted net income in the range of $10.6 - $11.8 million and adjusted net income per basic and fully diluted share in the range of $0.22 to $0.24, rather than adjusted net income in the range of $7.8 - $9.1 million and adjusted net income per basic and fully diluted share in the range of $0.16 to $0.18. The corrected press release follows.

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD

FISCAL QUARTER ENDED MARCH 31, 2016

Posts record quarterly results with revenues of $173.3 million – up $71.0 million or 69.4%;

Net revenues increased 54.2% to $41.8 million

Adjusted EBITDA increased 36.4% to $4.7 million

BELLEVUE, Wash., May 16, 2016 /PRNewswire/ – Radiant Logistics, Inc. (NYSE MKT: RLGT), a third party logistics and multi-modal transportation services company, today reported financial results for the three and nine months ended March 31, 2016.

Third quarter Financial Highlights (Quarter Ended March 31, 2016)

•	Revenues increased to $173.3 million, up $71.0 million or 69.4% compared to revenues of $102.3 million for the comparable prior year period.
•	Net revenues increased 54.2% to $41.8 million, compared to net revenues of $27.1 million for the comparable prior year period.
•

Net loss attributable to common stockholders was $2.2 million, or $0.05 per basic and fully diluted share for the third fiscal quarter of 2016, compared to net income of $0.8 million, or $0.02 per basic and fully diluted share, for the comparable prior year period.

•

Adjusted net income attributable to common stockholders was $1.8 million, or $0.04 per basic and fully diluted share, for the third fiscal quarter of 2016, compared to adjusted net income attributable to common stockholders of $1.4 million, or $0.04 per basic and fully diluted share, for the comparable prior year period. Both periods are calculated by applying a normalized tax rate of 36% and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased 36.4% to $4.7 million for the third fiscal quarter of 2016, compared to adjusted EBITDA of $3.4 million in the comparable prior year period. Normalizing these results to exclude $0.6 million in non-recurring transition costs associated with the interim operation of Service By Air’s back-office operations, Adjusted EBITDA would have been $5.2 million for the third fiscal quarter of fiscal 2016.

CEO Comments

“We are very pleased to report another record quarter in what was a generally soft freight environment in our seasonally slowest quarter ended March 31, 2016”, said Bohn Crain, Founder and CEO. We posted revenues of $173.3 million, up $71.0 million or 69.4%; net revenues of $41.8 million, up $14.7 million or 54.2%; and adjusted EBITDA of $4.7 million, up $1.3 million or 36.4%, over the comparable prior year period. Normalizing our adjusted EBITDA to exclude $0.6 million in non-recurring transitions costs associated with redundant back-office operation of Service By Air’s back-office that are targeted for elimination later this calendar year, we would have reported adjusted EBITDA of $5.2 million, up $1.8 million, or 52.9%. In addition, we also reported record cash from operations for the nine months ended March 31, 2016 of $19.2 million.”

Crain continued: “We also took the opportunity in April of this year to retire $25.0 million subordinated debt that we originally obtained in April of 2015 in connection with our acquisition of Wheels Group, Inc. Given the cash we have been accumulating on our balance sheet and the fact that we had virtually no amounts outstanding under our $65.0 million senior credit facility, we took the opportunity to retire the $25.0 million in subordinated debt and excluding a one-time pre-payment fee $750,000, capture what we estimate to be approximately $2.0 million in annualized cost savings in reduced interest expense going forward. Even after giving effect to the payment of the subordinated debt, we have approximately $10.0 million in net debt outstanding under our senior credit facility and remain well positioned to continue our disciplined approach of acquiring non-asset based businesses. We have low leverage on our balance sheet, strong free cash flow and continue to search for acquisition candidates that bring critical mass to our current platform with respect to geography, purchasing power and complementary service offerings.”

“We have updated our guidance for fiscal 2016 to reflect current market trends and our recent retirement of the $25.0 million in subordinated debt with normalized adjusted EBITDA in the range of $27.5 - $29.5 million on revenues of $788.9 - $829.1 million. This equates to adjusted net income attributable to common shareholders in the range of $10.6 - $11.8 million, or $0.22 - $0.24 per basic and fully diluted share.”

Third quarter ended March 31, 2016 – Financial Results

For the three months ended March 31, 2016, Radiant reported a net loss attributable to common stockholders of $2.2 million on $173.3 million of revenues, or $0.05 per basic and fully diluted share. For the three months ended March 31, 2015, Radiant reported net income attributable to common stockholders of $0.8 million on $102.3 million of revenues, or $0.02 per basic and fully diluted share.

For the three months ended March 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $1.8 million, or $0.04 per basic and fully diluted share. For the three months ended March 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $1.4 million, or $0.04 per basic and fully diluted share.

The Company also reported adjusted EBITDA of $4.7 million for the three months ended March 31, 2016, compared to adjusted EBITDA of $3.4 million for the three months ended March 31, 2015. Normalizing these results to exclude $0.6 million in non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $5.2 million for the three months ended March 31, 2016.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the three months ending March 31, 2016 and 2015 appears at the end of this release.

Nine Months Ended March 31, 2016 – Financial Results

For the nine months ended March 31, 2016, Radiant reported a net loss attributable to common stockholders of $4.9 million on $598.9 million of revenues, or $0.10 per basic and fully diluted share. For the nine months ended March 31, 2015, Radiant reported net income attributable to common stockholders of $2.2 million on $306.4 million of revenues, or $0.06 per basic and fully diluted share.

For the nine months ended March 31, 2016, Radiant reported adjusted net income attributable to common stockholders of $9.0 million, or $0.19 per basic and fully diluted share. For the nine months ended March 31, 2015, Radiant reported adjusted net income attributable to common stockholders of $4.7 million, or $0.14 per basic and $0.13 per fully diluted share.

The Company also reported adjusted EBITDA of $19.0 million for the nine months ended March 31, 2016, compared to adjusted EBITDA of $10.7 million for the nine months ended March 31, 2015. Normalizing these results to exclude $1.9 million in non-recurring transition costs associated with the interim operation of Service by Air’s back-office operations, Adjusted EBITDA would have been $20.9 million for the nine months ended March 31, 2016.

A reconciliation of the Company’s adjusted net income and adjusted EBITDA to the most directly comparable GAAP measure for the nine months ended March 31, 2016 and 2015 appears at the end of this release.

Investor Conference Call

Radiant will host a conference call for stockholders and the investing community on Monday, May 16, 2016 at 4:30 pm, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for two weeks after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using conference ID number 13636863. This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third party logistics and multimodal transportation services company. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends; our ability to maintain positive relationships with Wheels' third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	March 31,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$19,796,979	$7,268,144
Accounts receivable, net of allowance of $1,679,317 and $1,551,202, respectively	98,737,946	127,348,546
Employee and other receivables	308,809	110,728
Income tax deposit	4,657,411	4,102,191
Prepaid expenses and other current assets	5,036,006	5,671,872
Deferred tax asset	1,976,463	1,977,433
Total current assets	130,513,614	146,478,914

Furniture and equipment, net	12,647,736	13,175,890

Acquired intangibles, net	74,014,497	82,954,682
Goodwill	63,119,472	63,089,222
Deposits and other assets	2,329,910	3,007,492
Total long-term assets	139,463,879	149,051,396
Total assets	$282,625,229	$308,706,200

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued transportation costs	$74,657,886	$92,025,407
Commissions payable	8,848,393	9,449,047
Other accrued costs	5,082,968	7,732,101
Due to former shareholders of acquired operations	—	683,593
Current portion of notes payable	2,185,675	543,086
Current portion of contingent consideration	3,240,000	1,872,000
Current portion of transition and lease termination liability	1,618,189	282,849
Other current liabilities	277,317	297,727
Total current liabilities	95,910,428	112,885,810

Notes payable, net of current portion	45,498,474	85,892,515
Contingent consideration, net of current portion	3,870,000	5,741,000
Transition and lease termination liability, net of current portion	679,338	923
Deferred rent liability	962,812	1,143,749
Deferred tax liability	15,213,174	17,544,417
Other long-term liabilities	830,920	1,004,812
Total long-term liabilities	67,054,718	111,327,416
Total liabilities	162,965,146	224,213,226

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980,000	839	839
Common stock, $0.001 par value, 100,000,000 shares authorized; 48,752,522 and 42,563,224 shares issued and outstanding, respectively	30,207	24,018
Additional paid-in capital	114,079,203	74,658,960
Deferred compensation	(1,387)	(4,166)
Retained earnings	5,215,894	10,146,282
Accumulated other comprehensive income (loss)	268,136	(394,547)
Total Radiant Logistics, Inc. stockholders’ equity	119,592,892	84,431,386
Non-controlling interest	67,191	61,588
Total stockholders’ equity	119,660,083	84,492,974
Total liabilities and stockholders’ equity	$282,625,229	$308,706,200

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Revenues	$173,275,508	$102,251,690	$598,879,123	$306,431,182
Cost of transportation	131,474,107	75,147,153	458,768,400	225,409,489
Net revenues	41,801,401	27,104,537	140,110,723	81,021,693

Operating partner commissions	18,954,943	13,941,213	62,943,901	42,818,474
Personnel costs	13,185,487	7,221,932	40,907,899	20,758,358
Selling, general and administrative expenses	5,865,425	3,579,001	18,957,327	9,109,285
Depreciation and amortization	3,036,845	1,279,761	9,260,698	3,658,555
Transition and lease termination costs	788,922	—	5,108,570	395,086
Impairment of acquired intangible assets	—	—	3,679,825	—
Change in contingent consideration	441,560	(428,216)	627,793	(1,149,012)
Total operating expenses	42,273,182	25,593,691	141,486,013	75,590,746

Income (loss) from operations	(471,781)	1,510,846	(1,375,290)	5,430,947

Other income (expense):
Interest income	29,724	330	44,201	1,987
Interest expense	(1,369,367)	(140,900)	(4,104,842)	(328,801)
Foreign exchange gain (loss)	(80,159)	(64,269)	388,593	47,813
Other	(15,028)	8,619	103,474	84,092
Total other expense:	(1,434,830)	(196,220)	(3,568,574)	(194,909)

Income (loss) before income tax expense	(1,906,611)	1,314,626	(4,943,864)	5,236,038

Income tax benefit (expense)	207,347	40,553	1,601,242	(1,477,864)

Net income (loss)	(1,699,264)	1,355,179	(3,342,622)	3,758,174
Less: Net income attributable to non-controlling interest	(19,790)	(19,054)	(53,603)	(62,646)

Net income (loss) attributable to Radiant Logistics, Inc.	(1,719,054)	1,336,125	(3,396,225)	3,695,528
Less: Preferred stock dividends	(511,388)	(511,368)	(1,534,163)	(1,534,144)

Net income (loss) attributable to common stockholders	$(2,230,442)	$824,757	$(4,930,388)	$2,161,384

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(758,802)	—	662,683	—
Comprehensive income (loss)	$(2,989,244)	$824,757	$(4,267,705)	$2,161,384

Net income (loss) per common share - basic and diluted	$(0.05)	$0.02	$(0.10)	$0.06

Weighted average shares outstanding:
Basic shares	48,745,727	34,758,931	48,282,964	34,577,405
Diluted shares	48,745,727	36,476,629	48,282,964	36,161,557

RADIANT LOGISTICS, INC.

Reconciliation of Net Income to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Reconciliation of Net

Income per share to Adjusted Net Income per share

(unaudited)

As used in this report, Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 36% tax rate for calculating the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, transition, severance and lease termination costs, non-recurring litigation expenses as well as depreciation and amortization and certain other non-cash charges.

Adjusted EBITDA means earnings before preferred stock dividends, interest, income taxes, depreciation and amortization, which is then further adjusted for changes in contingent consideration, expenses specifically attributable to acquisitions, severance and lease termination costs, extraordinary items, share based compensation expense, non-recurring litigation expenses and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted Net Income and Adjusted Net income per Share, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity. Normalized Adjusted EBITDA represents the Adjusted EBITDA but also adds back transition costs associated with the SBA back-office that is projected to be eliminated as Radiant’s back office in Bellevue Washington will absorb these services.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net income (loss) attributable to common stockholders	$(2,230,442)	$824,757	$(4,930,388)	$2,161,384

Net income (loss) per common share - basic and diluted	$(0.05)	$0.02	$(0.10)	$0.06

Reconciliation of net income (loss) to adjusted net income:
Net income (loss) attributable to common stockholders	$(2,230,442)	$824,757	$(4,930,388)	$2,161,384
Adjustments to net income:
Income tax expense (benefit)	(207,347)	(40,553)	(1,601,242)	1,477,864
Depreciation and amortization	3,036,845	1,279,761	9,260,698	3,658,555
Change in contingent consideration	441,560	(428,216)	627,793	(1,149,012)
Lease termination costs	235,392	—	2,342,735	395,086
Acquisition related costs	276,687	599,117	1,723,883	1,271,394
Non-recurring legal costs	839,595	175,426	1,591,374	361,892
Amortization of loan fees	101,403	15,295	302,385	45,885
Transition costs associated with acquisitions	553,530	—	1,931,169	—
Loss on impairment of acquired intangible assets	—	—	3,679,825	—

Adjusted net income before income taxes	3,047,223	2,425,587	14,928,232	8,223,048

Provision for income taxes at 36% before preferred dividend requirement	(1,281,100)	(1,057,304)	(5,926,462)	(3,512,589)

Adjusted net income	$1,766,123	$1,368,283	$9,001,770	$4,710,459

Adjusted net income per common share:
Basic	$0.04	$0.04	$0.19	$0.14
Diluted	$0.04	$0.04	$0.19	$0.13

Weighted average shares outstanding:
Basic shares	48,745,727	34,758,931	48,282,964	34,577,405
Diluted shares	49,447,381	36,476,629	49,311,429	36,161,557

	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of net income (loss) to normalized adjusted EBITDA	2016	2015	2016	2015

Net income (loss) attributable to common stockholders	$(2,230,442)	$824,757	$(4,930,388)	$2,161,384
Preferred stock dividends	511,388	511,368	1,534,163	1,534,144

Net income (loss) attributable to Radiant Logistics, Inc.	(1,719,054)	1,336,125	(3,396,225)	3,695,528
Income tax expense (benefit)	(207,347)	(40,553)	(1,601,242)	1,477,864
Depreciation and amortization	3,036,845	1,279,761	9,260,698	3,658,555
Net interest expense	1,339,643	140,570	4,060,641	326,814

EBITDA	2,450,087	2,715,903	8,323,872	9,158,761

Share-based compensation	326,973	281,204	1,085,169	732,772
Change in contingent consideration	441,560	(428,216)	627,793	(1,149,012)
Acquisition related costs	276,687	599,117	1,723,883	1,271,394
Non-recurring legal costs	839,595	175,426	1,591,374	361,892
Lease termination costs	235,392	—	2,342,735	395,086
Loss on impairment of acquired intangible assets	—	—	3,679,825	—
Foreign exchange loss (gain)	80,159	64,269	(388,593)	(47,813)

Adjusted EBITDA	4,650,453	3,407,703	18,986,058	10,723,080
Transition costs	553,530	—	1,931,169	—
Normalized adjusted EBITDA	$5,203,983	$3,407,703	$20,917,227	$10,723,080
As a % of Net Revenues	12.4%	12.6%	14.9%	13.2%

Reconciliation of Non-GAAP Financial Measures to Preliminary Guidance

This press release contains certain non-GAAP financial measures as defined under the Securities Exchange Commission (“SEC”) rules such as adjusted net income, adjusted net income per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). We believe that supplemental disclosure of these amounts are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business that eliminates depreciation, amortization and certain other non-cash costs and other significant items that are not part of regular operating activities. This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States. A reconciliation of adjusted net income, adjusted net income per share and adjusted EBITDA for the Company’s preliminary guidance for its fiscal year ending June 30, 2016 is as follows:

(in thousands, except for earnings per share)

Outlook Fiscal Year Ending June 30, 2016
Net loss attributable to Radiant Logistics, Inc.	($3,020) - ($1,792)
Less: Preferred Dividend Requirement	(2,046)
Net loss attributable to common stockholders	($5,066) - ($3,838)

Net loss per common share:
Basic and Diluted	($0.10) - ($0.08)
Weighted average shares outstanding:
Basic shares	49,000,000
Diluted shares	49,000,000

Reconciliation of net loss to adjusted net income:
Net loss attributable to common stockholders	($5,066) - ($3,838)

Adjustments to net income:
Income tax benefit	(1,652) - (959)
Depreciation and amortization	12,248
Change in contingent consideration	672
Lease termination costs	2,343
Loss on write-off of debt discount and prepayment penalty	1,150
Acquisition related costs	1,904
Non-recurring legal costs	2,082
Amortization of loan fees	345
Loss on impairment of acquired intangible assets	3,680
Adjusted net income before income taxes	17,706 - 19,627
Less: Provision for income taxes at blended 36% before preferred dividend requirement of $2,046	(7,111) - (7,802)
Adjusted net income	$10,595 - $11,825

Adjusted net income per common share:
Basic and Diluted	$0.22 - $0.24

Reconciliation of net loss to normalized adjusted EBITDA	Outlook Fiscal Year Ending June 30, 2016
Net loss attributable to Radiant Logistics, Inc.	($3,020) - ($1,792)
Less: Preferred dividends	(2,046)
Net loss attributable to common stockholders	($5,066) - ($3,838)

Adjustments to net income:
Preferred dividend	2,046
Interest expense - net	4,234 - 4,363
Income tax benefit	(1,652) - (959)
Depreciation and amortization	12,248

EBITDA	$11,810 - $13,860

Share-based compensation	1,941
Change in contingent consideration	672
Loss on write-off of debt discount and prepayment penalty	1,150
Acquisition related costs	1,904
Non-recurring legal costs	2,082
Lease termination costs	2,343
Loss on impairment of acquired intangible assets	3,680
Foreign exchange gain	(389)

Adjusted EBITDA	$25,193 - $27,243

Transition costs	2,281
Normalized adjusted EBITDA	$27,474 - $29,524

This supplemental financial information is presented for informational purposes only and is not a substitute for the financial information presented in accordance with accounting principles generally accepted in the United States.